[Date]
[Insert Name]
[Insert Address]
Re:    Qualified Retirement Agreement
Dear ________,
This Qualified Retirement Agreement (“Agreement”) confirms your agreement with Autodesk, Inc. (“Autodesk” or the “Company”) about your continued employment and Qualified Retirement with the Company. It is intended that this Agreement be subject to the Autodesk Amended and Restated Severance Plan and Summary Plan Description (the “Severance Plan”), which by reference is incorporated as a part of this agreement. In consideration of the mutual promises and agreements described herein you and the Company agree as follows.
1.Employment. Your employment with the Company will continue through [ ], 20[__] (“Employment Period”). During the Employment Period, you will continue to perform your regular duties as Executive Vice President, ______ (“EVP & ____”) through [ ], 20[__] (the “Retirement Date”), except in the event the Company employs a successor EVP & [___] prior to your Retirement Date, you will resign your duties as EVP & [____] but shall remain employed through the Retirement Date as Senior [____] Advisor to the Company’s President and Chief Executive Officer (“CEO”) to aid the transition of responsibilities to your successor, provided that such services during the final 60 days of your Employment Period in no event shall exceed 20% of the average level of bona fide services performed by you over the immediately preceding 36-month period. You and Autodesk may agree to an earlier Retirement Date (such date, the “Early Retirement Date”) and this will be reflected in a written addendum to this Agreement.
2.Compensation. You will continue to receive your regular compensation through the Employment Period. If you have an Early Retirement Date, you will receive the balance of what would have been owed to you in compensation and accrued benefits from the Early Retirement Date through your original Retirement Date.
3.Employee Benefits. During the Employment Period, you will continue to be eligible to participate in all benefits and incidents of employment. If you participate in the Company’s health benefit programs, you will continue to be covered by the Company’s health insurance plans through the end of the month in which your Retirement Date falls. You are eligible to obtain continued group health insurance coverage after your Qualified Retirement under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). You will receive more information on COBRA through a separate notice.
4.Equity. During the Employment Period, your equity grants will continue to vest consistent with their terms. If you have contributed to the Autodesk Employee Stock Purchase Plan (“ESPP”), but these contributions were not used to purchase stock as of your Retirement Date, your contributions for the current ESPP period will be returned to you.
5.Retirement Benefits. Your voluntary termination of employment is considered a Qualified Retirement pursuant to the Severance Plan. Therefore, in addition to payment of accrued base salary, vacation and any previously awarded but unpaid bonus, you will receive a lump sum
8
Autodesk, Inc.
111 Mcinnis Parkway, San Rafael, California 94903
PH0NE+1415507-5000 I FAX+1415507-5100 I www.autodesk.com

payment of [___] Dollars ($[___]), minus all legally applicable deductions and withholdings, which is equal to the sum of: (a) one and one-half (1.5) times your base pay, (b) one and one-half (1.5) times the target annual cash bonus incentive amount under the Company’s annual cash bonus incentive plan, as applicable to you, as in effect as of your Retirement Date and (c) a pro-rata portion of your target annual cash bonus incentive amount as in effect as of your Retirement Date, for the fiscal year in which the Qualified Retirement occurs. Additional retirement benefits that you will receive include the following:
a.Your time-based restricted stock units, specifically RSUs [___], that would have become vested had you remained continuously employed by the Company for an additional twelve (12) months following the Retirement Date will accelerate and become vested;
b.Your performance-based restricted stock units, specifically PSUs [___], that would have become vested had you remained continuously employed by the Company for an additional twelve (12) months following the Retirement Date will accelerate and become vested, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;
c.You will receive a taxable lump sum payment in an amount equal to eighteen (18) times the monthly premium that you would be required to pay to continue your group health coverage if you had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. The amount of the payment will also include an estimated tax gross-up as determined at the sole discretion of the Company.
6.[Additional Payment. In recognition for foregoing certain benefits for which you may have become eligible in the future, you will receive a lump sum payment of $[ ], minus all legally applicable deductions and withholdings.]
7.Early Termination of Employment Period. With or Without Cause: The Company may terminate the Employment Period with or without Cause (as defined in the Severance Plan) and with or without advance notice. Voluntary Termination: You may terminate the Employment Period for any or no reason.
8.Effect of Early Termination of the Employment Period. Voluntary Termination or Termination for Cause: If you terminate the Employment Period for any reason prior to the Retirement Date, or the Employment Period is terminated by the Company for Cause (as defined in the Severance Plan) prior to the Retirement Date, your Employment Period compensation paid to you pursuant to Paragraph 2 above (the “Employment Period Payment”) will cease on the effective date of the termination of the Employment Period, but you shall continue to be entitled to receive the Retirement Benefits pursuant to Paragraph 5 above. Termination without Cause: If the Employment Period is terminated by the Company without Cause prior to the Retirement Date, your Employment Period Payment will continue to be paid until the Retirement Date without regard to your termination without Cause, and you shall continue to be entitled to receive the Retirement Benefit pursuant to Paragraph 5 above.
9.Future Relationship. The Company will provide job references for you in accordance with its reference policy, which allows the Company to verify your job title and dates of employment only. The Company will not object to any claim for unemployment benefits filed by you and will respond truthfully to any such claims or related inquiries, including inquiries about post-termination compensation.
8
Autodesk, Inc.
111 Mcinnis Parkway, San Rafael, California 94903
PH0NE+1415507-5000 I FAX+1415507-5100 I www.autodesk.com

10.Permitted Disclosures. Notwithstanding anything to the contrary in this Agreement, pursuant to 18 U.S.C. § 1833(b), you understand that you will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to your attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You understand that if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding if you (x) file any document containing the trade secret under seal, and (y) do not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that you have with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that you have with the Company shall prohibit or restrict you from making any voluntary disclosure of information or documents concerning possible violations of law to, or seek a whistleblower award from, any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company.
11.Effective Date. This Agreement shall become effective when both you and the Company have executed the Agreement by signing below (“Effective Date”). If you accept another job at the Company to start prior to your Retirement Date, this Agreement will be null and void.
12.Agreement. This Agreement, together with the Severance Plan, which is incorporated herein by reference, and any restricted stock unit and performance restricted stock unit agreements, except to the extent inconsistent with this Agreement, constitutes the entire understanding and agreement between you and the Company with regards to the terms and conditions of your employment with the Company and the termination of your employment. It supersedes and replaces any and all prior representations, promises or agreements (written, verbal or otherwise) between you and the Company regarding the terms described in this Agreement, except for any agreements you signed about your continuing obligations to the Company after you terminate, such as your Employee Nondisclosure and Assignment Agreement, all of which survive the termination of your employment in accordance with the terms of each of those respective agreements. This Agreement may only be amended in a writing signed by you and a duly authorized officer of the Company. This Agreement shall be governed by the laws of the state in which you are employed by Autodesk. Copies of this letter and attachments, including those transmitted electronically, are effective as originals.
13.Payments. Upon completion of the Employment Period, and subject to the execution of a Release in substantially the same form as Exhibit A to this Agreement, all lump-sum payments described in paragraphs 5 and [6] of this Agreement will be paid to you within fifteen (15) business days after the Effective Date of the Release.
14. 409A. It is intended that all of the payments payable under this Agreement be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and if not so exempt that they comply with the provisions of Section 409A, and this Agreement will be construed and interpreted accordingly. Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your separation from service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon separation from service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed
8
Autodesk, Inc.
111 Mcinnis Parkway, San Rafael, California 94903
PH0NE+1415507-5000 I FAX+1415507-5100 I www.autodesk.com

commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to you prior to the earliest of (a) the expiration of the six-month period measured from the date of your separation from service with the Company, (b) the date of your death or (c) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute deferred payments.
15.Severability. If one or more provisions of this Agreement are determined to be invalid or unenforceable for any reason, the remainder of the Agreement shall remain in full force and effect. Copies of this Agreement are as valid as the original.
16.Legal Fees. The Company will directly pay your legal counsel for reasonable legal and tax advice expenses incurred in connection with this agreement.
17.Understanding. You are advised to seek legal counsel before signing this Agreement. By signing below, you are acknowledging that you have read and understand this Agreement and are knowingly, willingly and voluntarily agreeing to all the terms of the Agreement.

Please sign and date this Agreement, in the spaces provided below and send the complete, signed copy to __________.

Very truly yours, AUTODESK, INC.

By:
[President & CEO or EVP & CHRO]
Autodesk, Inc.

By signing below, I accept and agree to the terms of this Agreement.

Date
[Executive]

8
Autodesk, Inc.
111 Mcinnis Parkway, San Rafael, California 94903
PH0NE+1415507-5000 I FAX+1415507-5100 I www.autodesk.com

Exhibit A
Release

This General Release (this “Release”) is entered into this [_____] day of [___], 20[__], by and between Autodesk, Inc. (the “Company”) and _______ (the “Executive”).

1.Release of Claims. You agree that this Release represents settlement in full of all outstanding obligations owed to you by the Company as a result of your employment with and termination of your employment with the Company. You, on behalf of yourself and your descendants, heirs and successors (“Releasors”), hereby fully release and discharge the Company, its subsidiaries, divisions and affiliated entities and their respective directors, officers, agents, servants, stockholders, employees, representatives, successors and assigns (“Releasees”), from any and all claims, duties, obligations, actions, or causes of action whatsoever, whether presently known or unknown, asserted or unasserted, which are based on, arise from or relate in any way to your employment with the Company or the termination thereof including, but not limited to, claims for (i) wrongful termination, interference with contract, breach of contract, fraud, misrepresentation and infliction of emotional distress under statutory or common law, (ii) discrimination, harassment or retaliation under state or federal law including the federal Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act and the Americans With Disabilities Act (where applicable), (iii) claims for wages or penalties under state or federal law and (iv) attorneys’ fees and costs (together “Claims”.)

2.Claims Not Released. This release of claims does not apply to any rights or claims that you cannot release as a matter of law, nor does it apply to any claims that first arise after the date on which you sign this Release. In addition, this Release does not prohibit you from (i) filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”) (ii) participating in any investigation or other process conducted by any Government Agencies , or (iii) filing an action challenging the validity of this release. Also excluded from this release are any rights that you have to an indemnity and defense or Directors and Officers Insurance from the Company by virtue of your employment or Board of Director service. This release does not cover any rights or claims you may have as stockholder of the Company or with respect to any of your vested equity awards, which are subject to the terms and conditions of the plan and award agreements. You understand and acknowledge that by reason of your execution of this release of claims you are receiving from the Company pay and benefits that are in addition to anything of value to which you were already entitled.

3.Unknown Claims Released. This Release is intended to be effective as a general release of and bar to all claims as stated in this subsection. Accordingly, the Releasors specifically waive all rights under California Civil Code Section 1542 and any similar applicable laws. California Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

8
Autodesk, Inc.
111 Mcinnis Parkway, San Rafael, California 94903
PH0NE+1415507-5000 I FAX+1415507-5100 I www.autodesk.com

You acknowledge that you may later discover claims or facts in addition to or different from those which you now know or believe to exist with regards to the subject matter of this Release, and which, if known or suspected at the time of executing this Release, may have materially affected its terms. Nevertheless, the Releasors waive any and all claims that might arise as a result of such different or additional claims or facts.

To the best of each other’s knowledge, neither the Company nor you are aware of any facts that would give rise to a claim against the other Party as of the date you each execute this Release and are not aware of any claim having been filed against the other Party in connection with Employee’s employment at the Company.

You have read and understand this provision. Pursuant to this provision and, if you are not employed in California, any similar state law provision in the state in which you are employed, you are aware that you are waiving unknown claims that arise before or on the date you sign this Release and agree to do so.

4.Effective Date. You have twenty-one (21) calendar days to consider and sign this Release. You have seven (7) calendar days from the date you sign the Release to revoke it. If you choose to revoke it, you must do so in writing and send the revocation to Autodesk, President and CEO, 111 McInnis Parkway, San Rafael, CA 94903. This must be received within the seven calendar day revocation period. If you do not properly revoke the Release, it will be effective eight calendar days after you sign it (the “Effective Date of the Release”).

If the above requirements are not met, this Release will not be effective. If you choose to sign this Release prior to the expiration of the applicable time period above, it is with the understanding that you voluntarily choose to do so.

Please sign and date this Release, in the spaces provided below and send the complete, signed copy to __________.

Very truly yours, AUTODESK, INC.

By:
[President & CEO or EVP & CHRO]
Autodesk, Inc.

By signing below, I accept and agree to the terms of this Release.

[Executive]		Date

8
Autodesk, Inc.
111 Mcinnis Parkway, San Rafael, California 94903
PH0NE+1415507-5000 I FAX+1415507-5100 I www.autodesk.com